Exhibit 99.1

Oceanhawk Acquisition Corp. Announces Pricing of Upsized $160,000,000 Initial Public Offering

NEW YORK – May 20, 2026 – Oceanhawk Acquisition Corp. (Nasdaq: OHAC) (the “Company”) today announced the pricing of its upsized initial public offering of 16,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Stock Market (“Nasdaq”) and trade under the ticker symbol “OHACU” beginning May 21, 2026. Each unit consists of one Class A ordinary share and one right to receive one-fourth of one Class A ordinary share upon the consummation of an initial business combination.

Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on Nasdaq under the symbols “OHAC” and “OHACR”, respectively.

The underwriter has been granted a 45-day option to purchase up to an additional 2,400,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on May 22, 2026, subject to customary closing conditions.

The Company, which is led by Chief Executive Officer Ernest Miller, is a blank check company incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses. Mr. Miller has over 25 years of experience in the commodity-driven energy sector, with a background in financial management, strategic planning and the positioning of complex, capital-intensive companies. While the Company may pursue an initial business combination in any industry or sector, it intends to focus on high-potential businesses globally, leveraging the experience and network of the Oceanhawk platform.

The Benchmark Company, LLC is acting as the sole book-running manager for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and was declared effective on May 20, 2026. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from The Benchmark Company, 150 East 58th Street, 17th Floor, New York, NY 10155, Attention: Prospectus Department, by email at prospectus@benchmarkcompany.com, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oceanhawk Acquisition Corp.

Oceanhawk Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. Oceanhawk Acquisition Corp. is sponsored by Oceanhawk Acquisition I Sponsor LLC, an affiliate of Oceanhawk, a private investment firm, and intends to leverage Oceanhawk’s experience, network and operating platform in identifying and evaluating potential business combination opportunities.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Ernest B. Miller

Chief Executive Officer

info@ohac1.com